Exhibit 99.1

Press Release of Hertz Global Holdings, Inc.

Hertz Announces Second Phase of Restructuring Initiative

Up to $125 Million of Projected Annualized Savings; Additional Initiatives to Improve Operational Efficiency in the United States and Europe Will Be Announced Throughout 2007; Targeted Job Reductions Affect Primarily U.S. Car and Equipment Rental Businesses

PARK RIDGE, NJ — (MARKET WIRE) — 02/28/2007 — Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz” or the “Company”) the operator of the world’s largest general use car rental brand, and one of the largest equipment rental businesses in North America, announced today the second in a series of initiatives to further improve the Company’s competitiveness and industry leadership.

The Company said that the initiative includes targeted reductions affecting approximately 1350 positions that are intended to eliminate unnecessary layers of management and further streamline decision making. The reductions are occurring primarily in the company’s U.S. car rental operations, with much smaller reductions occurring in U.S. equipment rental operations, the corporate headquarters in Park Ridge, New Jersey, and the U.S. service center in Oklahoma City, as well as in Canada, Puerto Rico, Brazil, Australia and New Zealand. The reductions are intended to have minimal impact on customer-facing activities. The restructuring initiative is expected to result in approximately $125 million of annualized wage, wage-related, and associated savings. The company anticipates incurring an estimated $9 million - $11 million restructuring charge for severance and related costs that will be taken during the first quarter of 2007.

The Company had previously announced, on January 5, 2007, targeted job reductions affecting approximately 200 employees primarily in the corporate headquarters and U.S. service center in Oklahoma City. Those job reductions are expected to result in annualized savings of up to $15.8 million, and an estimated $3.3 million - $3.8 million restructuring charge to be taken in the first quarter 2007.

“Hertz continues to generate solid revenue growth and profits, and we are implementing a series of initiatives this year to reduce costs and improve efficiency to ensure we remain competitive in both the U.S. car and equipment rental businesses for the long-term. Job reductions are always regrettable, but are a necessary step to reduce bureaucracy, improve the speed of decision making, and ensure we are able to meet customer needs as effectively and efficiently as possible,” said Mark P. Frissora, Chairman and CEO of Hertz. “We will implement further efficiency-focused changes throughout the year, in the U.S., Europe and other international markets, based on thorough and objective analyses of all aspects of our businesses and support functions,” said Frissora.

ABOUT HERTZ

Hertz, the world’s largest general use car rental brand, operates from approximately 7,600 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning Hertz’s anticipated implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect Hertz’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause Hertz’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: Hertz’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; Hertz’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to Hertz or persons acting on Hertz’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Hertz cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in Hertz’s prospectus, dated November 15, 2006, relating to the initial public offering of its common stock, as filed with the United States Securities and Exchange Commission, or the “SEC,” could affect Hertz’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in Hertz’s forward-looking statements.